Exhibit 10.16

April 2, 2009

Re:                                                                               Side Letter Agreement to the 10% Senior Secured Convertible Note, the Registration Rights Agreement and the Purchase Agreement between Precision Optics Corporation, Inc. (the “Company”) and each Holder thereto, all dated June 25, 2008.

Dear Holder:

This Side Letter Agreement entered into on April 2, 2009, by and between the Company and the Holder signatory to the 10% Senior Secured Convertible Note (the “Holder”), dated June 25, 2008 (the “Note”), will serve to further modify the first paragraph of the Note, as modified by the Side Letter Agreement dated December 11, 2008.  Pursuant to this modification, the last sentence in the above-described paragraph shall be removed so that all accrued interest on the Note shall henceforth be paid solely in cash.

This Side Letter Agreement shall also serve to make the following changes to the Registration Rights Agreement dated June 25, 2008 by and between the Company and each Holder:

1.          The definition of “Interest Shares” shall be removed from Section 1, entitled “Certain Definitions”;

2.          The term “Interest Shares” shall be removed from the definition of “Registrable Securities,” so that the first sentence of the definition of “Registrable Securities” shall now read as follows:

“Registrable Securities” means (i) the Conversion Shares, (ii) the Warrant Shares and (iii) any other securities issued or issuable with respect to or in exchange for Registrable Securities;

3.   The term “Interest Shares” shall be removed from Section 2(a)(i), which shall now read as follows:

(a) Registration Statements.

(i)  No later than the earlier of (i) two (2) Business Days after the Amendment Effective Date and (ii) December 15, 2008 (the earlier of such dates, the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-1 (or, if Form S-1 is not then available to the Company, on such form of registration statement as is then available to the Company to effect a registration for resale of the Registrable Securities), covering the resale of the Registrable Securities in an amount at least equal to the Conversion Shares and the Warrant Shares. Subject to any SEC comments, such Registration Statement shall include the plan of distribution substantially in the form attached hereto as Exhibit A; provided, however, that no Investor shall be named as an “underwriter” in the Registration Statement without the Investor’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors; provided, however, that the Registration Statement may include the Antidilution Shares. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities. Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. Such payments shall be made to each Investor in cash.

In addition, this Side Letter Agreement shall also serve to make the following changes to the Purchase Agreement dated June 25, 2008 by and between the Company and each Holder:

1.          The definition of “Interest Shares” shall be removed from Section 1, entitled “Definitions”;

2.          The term “Interest Shares” shall be removed from the definition of “Securities,” so that the definition of “Securities” shall now read as follows:

“Securities” means the Notes, the Warrants, the Conversion Shares and the Warrant Shares.

3.   The term “Interest Shares” shall be removed from Section 4.4, which shall now read as follows:

4.4  Valid Issuance. From and after the Amendment Effective Date, (i) the Conversion Shares will have been duly and validly authorized and, when issued upon the due conversion of the Notes, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. From and after the Amendment Effective Date, the Warrant Shares will have been duly and validly authorized and, when issued upon the due exercise of the Warrants, will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. From and after the Amendment Effective Date, the Company will have reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Notes and upon exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

4.   The term “Interest Shares” shall be removed from Section 4.5, which shall now read as  follows:

4.5  Consents. Except for the approval of the Proposal by its stockholders and the filing of the Certificate of Amendment as contemplated in Section 7.10, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Conversion Shares upon the due conversion of the Notes and the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Organization or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

5.   The term “Interest Shares” shall be removed from Section 7.1, which shall now read as follows:

7.1 Reservation of Common Stock. From and after the Amendment Effective Date, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Notes and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the Conversion Shares and the Warrant Shares.

6.   The term “Interest Shares” shall be removed from Section 7.6, which shall now read as follows:

7.6  Listing of Underlying Shares and Related Matters. If the Company applies to have its Common Stock or other securities traded on any stock exchange or market, it shall include in such application the Conversion Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. Following any such listing, the Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on such stock exchange or market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such stock exchange or market, as applicable.

7.   The term “Interest Shares” shall be removed from Section 7.6, which shall now read as follows:

7.8  Removal of Legends. In connection with any sale or disposition of the Securities by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing the Securities sold or disposed of without restrictive legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) the Conversion Shares or the Warrant Shares, as applicable, becoming freely tradable by a non-affiliate pursuant to Rule 144 the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall issue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of (X) either (1) a customary representation by the Investor that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the

Plan of Distribution contained in the Registration Statement, and (Y) if applicable, the legended certificates for such shares, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. At any time when one or more of the Securities may be freely sold or is covered by an effective Registration Statement, the Company shall, or shall cause the Transfer Agent to, promptly cause the Investor’s Securities to be replaced with Securities which do not bear restrictive legends, and Conversion Shares subsequently issued upon the due conversion of the Notes and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided such Securities may be freely sold or are covered by an effective Registration Statement. When the Company is required to cause an unlegended Security to be issued as provided herein, if: (1) the unlegended Security is not delivered to an Investor within three (3) Business Days of submission by that Investor of a request for unlegended Securities and, if applicable, the documentation specified above to the Transfer Agent or the Company, as applicable, and (2) prior to the time such unlegended Security is received by the Investor, the Investor, or any third party on behalf of such Investor or for the Investor’s account, purchases (in an open market transaction or otherwise) another Security to deliver in satisfaction of a sale by the Investor of such Security (a “Buy-In”), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for the replacement Security as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

Capitalized terms used herein which are not otherwise defined shall have the same meaning as those given to them in the Note. No other terms, rights or provisions of the Note are or should be considered to have been modified by the terms of this Side Letter Agreement and each party retains all other rights, obligations, privileges and duties contained in the Agreement.

Agreed and Accepted on April 2, 2009:

Very truly yours,

Precision Optics Corporation, Inc.

Name: Richard E. Forkey

/s/ Richard E. Forkey
Name: Richard E. Forkey Title: President and Chief Executive Officer

4/2/09
Date

Agreed to and Accepted by:

Special Situations Fund III QP, L.P.

/s/ Austin W. Marxe
Name: Austin W. Marxe
Title: General Partner

4/2/09
Date

Special Situations Private Equity Fund, L.P.

/s/ Austin W. Marxe
Name: Austin W. Marxe
Title: General Partner

4/2/09
Date

/s/ Arnold Schumsky
Name: Arnold Schumsky

4/2/09
Date